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                                                                     EXHIBIT 5.1


                  OPINION OF WILSON SONSINI GOODRICH & ROSATI



                [ON WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                 April 12, 2000


Stanford Microdevices, Inc.
726 Palomar Avenue
Sunnyvale, CA 94086

    Re:  Registration Statement on Form S-1 of
         Stanford Microdevices, Inc., a Delaware corporation
         (the "Company")


Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 1, 2000, as amended on April 12, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,600,000 shares of Common Stock of the Company (the "Shares"). The Shares, which include up to 600,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the representatives of the underwriters. As your counsel in connection wit this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     It is our opinion that, upon approval by the pricing committee, duly authorized by the Company's Board of Directors, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                           Very truly yours,



                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation


                                           /s/ Wilson Sonsini Goodrich & Rosati